Exhibit 10.2

ENSERVCO CORPORATION

SUBSCRIPTION AGREEMENT

THE SECURITIES BEING OFFERED BY ENSERVCO CORPORATION HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

NOTE: By considering an investment in Enservco Corporation as described herein you are representing, and by executing this subscription agreement you represent and warrant, that you are an “accredited investor” as that term is defined in Section 2(a)(15) of the federal Securities Act of 1933 (the “1933 Act”) and Rule 215 thereunder, and in Rule 501(a) of Regulation D under the 1933 Act.

TERMS OF THE OFFERING

This Subscription Agreement is one of a series of subscription agreements for the completion of an offering of securities (the “Offering”) by Enservco Corporation (the “Company”) to accredited investors only pursuant to Sections 4(a)(2) and 4(a)(5) of the 1933 Act and Rule 506 of Regulation D thereunder. The following summarizes the Offering:

Offering:	up to 5,700 Units at $350 per Unit, each Unit consisting of 1,000 shares of the Company’s common stock (the “Shares”) and Warrants to purchase 500 Shares. The Unit, the Shares, and the Warrant (collectively referred to herein as the “Securities”) will have significant transferability restrictions imposed by SEC Rule 144, including Rule 144(i) thereof.

Warrant:	Each full Warrant will entitle the holder to purchase one share of the Company’s common stock (which will have transferability restrictions as described above) with an exercise price of $0.55 per share, exercisable through the close of business (Denver, Colorado) on November 7, 2017.

Minimum investment:	No investor may purchase fewer than 70 Units ($24,500.00 minimum investment)

Total Offering:	$1,250,550 (3,573 Units) minimum, $1,995,000 (5,700 Units) maximum Offering.

Minimum Offering:	The Company may only close on the subscription contemplated hereby upon receipt of executed subscription agreements (including this subscription agreement) in the aggregate amount of at least $1,250,550 (3,573 Units) and meeting certain other conditions precedent described below. Officers and directors of the Company and its affiliated entities may participate in this Offering on the same basis as other investors.

Escrow Arrangement:	Burns, Figa & Will, P.C., counsel to the Company, will act as escrow agent in the Offering for the receipt of funds and (if the conditions precedent to the completion of the Offering are timely met) payment of the funds to the Company. If the conditions precedent to the completion of the Offering are not timely met, the escrow agent will return the funds to the investors without interest or deduction.

Delivery of Funds:	Your entire subscription amount must be delivered by wire transfer not later than October 29, 2012 at two o’clock in the afternoon (2:00 pm) Eastern time to:

Colorado Business Bank
821 17th Street
Denver, Colorado 80202
ABA Routing Number: 102003206
Account Name: Burns, Figa & Will, P.C. COLTAF Trust Account
Account Number: 3448037

Delivery by check (including cashiers’ check or certified check) will not be accepted.

Use of Proceeds:	The entire offering will be used for working capital and general corporate expenses. In addition, from the proceeds of this offering, the Company will reimburse any person who invests $600,000 or more pursuant to this subscription agreement an amount equal to 1% of such person’s investment to reimburse such person (on a non-accountable basis) for its legal fees or other costs and expenses incurred in connection with completing such person’s subscription.

Commissions:	The Company reserves the right to pay commissions or finders’ fees of up to 6% of the Offering proceeds to Kuhn’s Brothers Securities Corporation (“Kuhn’s”) and warrants to purchase the Company’s common stock in accordance with agreements between the Company and Kuhn’s for investors introduced to the Company by Kuhn’s. The Company does not expect to pay any commissions to any broker-dealer for other investors, but reserves the right to do so, but not more than 6%.

Term of the Offering:	November 30, 2012. If the Company has not received at least the Minimum Offering by 4:00 pm Mountain time on November 7, 2012, then you (the “Subscriber”) will thereafter have the right to give notice to the Escrow Agent to return all funds deposited by you to you, without interest or deduction. Escrow Agent will return all funds deposited by you within a business day of notice. Your right to provide such notice terminates if the Company thereafter receives at least the Minimum Offering and completes the transactions contemplated herein. If the Company receives at least the Minimum Offering timely and completes the transactions contemplated with PNC Bank, then the Company may accept additional funds (but not more than the Maximum Offering) for an additional ten days thereafter, and such funds may be delivered directly to the Company. The Company may not extend the term of the Offering without the consent of each person who has submitted a Subscription Agreement which has been accepted by the Company.

Registration Rights:	Pursuant to registration rights agreement.

Disclosure Documents:	Amended and Restated Certificate of Incorporation and Bylaws of the Company

Minutes of board and shareholders’ meetings during 2012.

Escrow agreement between the Company and the escrow agent

Form of Warrant included within the Units

Registration Rights Agreement

Annual Report on Form 10-K for the year ended December 31, 2011, and quarterly reports on Form 10-Q and current reports on Form 8-K filed subsequently thereto available at www.sec.gov (the “SEC Reports”).

Material surrounding the Company’s ongoing negotiation with PNC Bank

SUBSCRIPTION

This subscription agreement is offered for the purpose of you considering the purchase of at least a minimum investment in the Offering as described above. If after reviewing this subscription agreement and other relevant documents with your legal, financial, tax, and investment advisers as you deem appropriate you elect to purchase the Securities, please complete the following:

Number of Units Being Purchased	Total Consideration

_____________________________	$______________

You may not purchase fewer than 70 Units (the “Minimum Investment”).

By executing this agreement and returning it to the Company, you further agree that your investment is being made entirely on the terms and conditions stated herein and in the documents attached hereto, together with the Company’s SEC Reports (defined below). You understand that this Subscription Agreement is not binding until Enservco Corporation (the “Company”) accepts it in writing, notice of which acceptance will be provided not more than five business days following the Company's receipt of this Subscription Agreement. The closing of this Offering (the “Closing”) is expected to occur on October 31, 2012 unless the Company shall provide not less than five business days’ notice to you prior to an earlier date on which the Closing will occur. At the Closing, which Closing shall be subject to the satisfaction in full of the Closing Conditions (defined below), you will transfer to the Company by wire an amount equal to the Total Consideration against your receipt from the Company of the amount of Units being purchased hereunder, which Units shall be received by you not less than three business days following the Closing. The Closing shall not occur until the following conditions have been satisfied: (i) the receipt by each of you and the Company of the fully executed Subscription Agreement, Warrant and Registration Rights Agreement; (ii) the Company’s receipt of aggregate subscriptions (including the subscription contemplated hereby) as part of this offering equaling at least $1,250,550, which aggregate amount shall be closed upon not later than simultaneously with the Closing; and (iii) the closing by the Company (which closing may be simultaneous) of the Credit Agreement between the Company and PNC Bank (collectively, the Closing Conditions").

FURTHER AGREEMENTS

In connection with the subscription contemplated hereby, the parties hereto further agree as follows:

1. You represent that you understand that this Subscription Agreement is a part of an offering of up to 5,700 Units to raise proceeds of up to $1,995,000, including the Units you may subscribe for. You understand that officers and directors of the Company and its affiliated entities may participate in this Offering on the same basis as other investors. In addition to the other representations and warranties contained herein, you understand that an investment in the Securities is one of significant risk, and there can be no assurance that the Securities will ever be valuable. You acknowledge that you may lose your entire investment in the Securities. You hereby represent that an investment in the Securities is a suitable investment for you, taking into consideration the restrictions on transferability and the other considerations affecting the Securities and the Company as described herein and in the documents included with this Subscription Agreement, and in the investigation that you have made.

Caveat: Certain statements contained herein and included in other documents which have been given to you using the terms “may,” “expects to,” and other terms denoting future possibilities, are forward-looking statements. We cannot guarantee the accuracy of these statements as they are subject to a variety of risks that are beyond our ability to predict or control. These risks may cause actual results to differ materially from the projections or estimates given to you. These risks include, but are not limited to, the possibility that the described operations or other activities will not be completed on economic terms, if at all, and the Company’s need for additional financing. As described in our SEC Reports (defined below), our contemplated operations are attendant with high risk. There can be no assurance that we will succeed in operating our contemplated business, and it is important that each person considering an investment pursuant to this subscription agreement understands the significant risks that accompany the proposed conduct of our future operations.

2. You represent that you will acquire the Securities for your own account and not on behalf of any other person or entity. You will acquire the Securities for investment purposes and not for resale or distribution. You acknowledge and agree that you did not become aware of this Offering by any means of public advertising or general solicitation.

3. You represent that you are not aware of the payment of any commission or other remuneration to any person in connection with the execution of this transaction or the purchase of the Securities except (to the extent you were introduced to the Company by Kuhn’s) payable to Kuhn’s, and except as follows (which commissions will only be paid to the extent the named broker-dealer has entered into a separate agreement with the Company for the payment of commissions):

Name of Broker-Dealer: _____________________________________________

Please complete or write “none”

4. You represent that we have provided you with the Disclosure Documents described above which contain disclosure of the material risks of an investment in our Securities, as well as our existing and proposed business, assets, management, financial condition, capitalization and share ownership, and plan of operations. We confirm that the information set forth in the Disclosure Documents is accurate and complete in all material respects. We have given you the opportunity to ask questions of and to receive answers from us about the terms and conditions of this Offering, and we have also given you the opportunity to obtain any additional information regarding the Company which we possess or can acquire without unreasonable effort or expense, including (without limitation) all minutes of meetings of our Board of Directors or committees, and other relevant documents you have requested. In addition, you have made such financial or other inquiries as you have deemed necessary or appropriate in the conduct of your due diligence investigation. You have not relied on due diligence of any other party in connection herewith.

5. We, the Company, hereby represent and warrant that:

a. we have filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933 (the “1933 Act”) and the Exchange Act of 1934 (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there has been not been any material adverse change to the Company, its business or its prospects that has not been filed in an SEC Report.

b. we are subject to the reporting requirements of section 13 or 15(d) of the 1934 Act; we have filed all reports and other materials required to be filed by section 13 or 15(d) of the 1934 Act, as applicable, during the preceding 12 months; and we have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144 of the 1933 Act (i.e., a “shell company”), which filing was made not less than one year prior to the date hereof.

6. You acknowledge and understand, however, that we have not authorized any person to make any statements on our behalf that would in any way contradict any of the information that we have provided to you in writing, including the information set forth in this Subscription Agreement or in the other Disclosure Documents. You further represent to the Company that you have not relied upon any such representations regarding the Company, its business or financial condition, or this transaction in making any decision to acquire the Securities.

7. Your present financial condition is such that it is unlikely that it would be necessary for you to dispose of the Securities in the foreseeable future. You further understand and agree that:

a. The Securities have not been registered under the 1933 Act or any state or foreign securities laws, and consequently are and will continue to be restricted securities within the meaning of Rule 144 and applicable state statutes, including (without limitation) Rule 144(i) which is applicable to former shell companies such as the Company.

b. You cannot resell the Securities unless they are registered under the 1933 Act and any applicable state securities laws or unless an exemption from the registration requirements is available.

c. As a result, you must bear the economic risks of the investment in the Securities for an indefinite period of time.

d. The Company is the only person that may register the Securities under the 1933 Act and state securities statutes, provided that, pursuant to the Registration Rights Agreement, we have agreed to register the securities received by you in connection with this Subscription Agreement on the terms and conditions set forth in such Registration Rights Agreement.

e. You will not sell or attempt to sell the Securities without registration under the 1933 Act and any applicable state securities laws, unless exemptions from such registration requirements are available and the undersigned has received an opinion of legal counsel or other evidence reasonably satisfactory to the Company that an exemption is available for such sale.

f. The Company has the right to issue instructions to its transfer agent to bar the transfer of any of the certificates representing the Securities except in accordance with the 1933 Act or an exemption therefrom.

g. You consent to the placement of the following legend on any certificates evidencing the Securities:

The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established by an opinion of legal counsel or other evidence reasonably satisfactory to the corporation than an exemption is available for such sale.

8. You represent to us that no part of the funds used by you for this investment was directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations. Your purchase of the Securities shall not cause the Company or its affiliates to violate any applicable anti-money laundering laws and regulations including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC). You further represent that you and your affiliates are not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order of the U.S. as a terrorist, Specially Designated National and Blocked Person (SDN) or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC. You further represent that you and your affiliates also are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of any SDN.

9. You have consulted with your legal, financial, accounting, tax, and investment advisers regarding your personal circumstances and the advisability of your proposed purchase of the Securities to the extent that you have determined such consultation to be appropriate.

10. You acknowledge that you have reviewed the definition of the term “accredited investor” as set forth following your signature and you represent and warrant to us that you are an “accredited investor.”

11. We, the Company, hereby acknowledge and agree that concurrently with the Closing we will file a press release disclosing any material non-public information received by you in connection with the subscription contemplated hereby, including, without limitation, any such information contained in the Disclosure Documents, and further disclosing the closing of this Offering.

12. We may amend or modify this Subscription Agreement only in writing signed by both you and the Company. No evidence shall be admissible in any court concerning any alleged oral amendment hereof. This Subscription Agreement, together with the Registration Rights Agreement and the Warrant, fully integrates all of our prior agreements and understandings concerning your purchase of the Securities.

13. This Subscription Agreement binds and inures to the benefit of our respective representatives, successors, and permitted assigns.

14. Each of us hereto agrees for ourselves and our successors and permitted assigns to execute any and all further instruments necessary for the fulfillment of the terms of this Subscription Agreement.

15. Each of you and the Company acknowledge that the other party is relying on the accuracy of the representations, warranties and covenants made in this Subscription Agreement, and each party hereby agrees to indemnify and hold harmless the other party from and against any and all liability or damages that may result to such other party (including court costs and attorney fees) as a result of any breaches of such representations, warranties or covenants, in each case up to the Total Consideration. The representations and warranties shall survive the Closing as do the following additional sections: Section 16, Section 17, and Section 18.

16. Dispute Resolution.

a. Mediation Followed by Binding Arbitration. The parties agree to resolve “Disputes” (as defined below) by submitting the Dispute to mediation in the State of New York, and if the Dispute is not resolved through mediation, then it shall be submitted for final and binding arbitration under the American Arbitration Association, the site of which arbitration shall be New York, NY. Any party to this Subscription Agreement may commence mediation by providing to the other parties a written request for mediation, setting forth the subject of the Dispute and the relief requested. The parties will cooperate with one another in selecting a mediator and in scheduling the mediation proceedings promptly, not later than 20 days after such request for mediation. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts, and attorneys, and by the mediator, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any party may initiate arbitration with respect to the Disputes submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, any arbitration initiated under this Clause shall be conducted by a single arbitrator. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Clause may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees, and expenses, including attorney fees, to be paid by the party against whom enforcement is ordered.

b. Definition of “Dispute.” For the purposes of the preceding paragraph, the term “Dispute” means all claims, disputes, or other controversies arising out of, or relating to, this Subscription Agreement, the purchase of the Securities, and any other claims, disputes, or controversies arising out of or relating to the management or operations under this Subscription Agreement or the purchase of the Securities as described herein (hereinafter collectively referred to as a “Dispute”).

17. Purchase Price Reset.

a. Except in the case of Exempt Issuances (described below), if the Company (on or before October 31, 2014) issues or sells any shares of Common Stock or any Common Stock Equivalent (as defined below) pursuant to which shares of Common Stock may be acquired or issued at a price less than $0.35 per share (equitably adjusted for stock splits, stock dividends, reverse stock splits and other similar events, “B” in the equation below) (a “Dilutive Issuance”), then the purchase price for the shares described herein shall be adjusted to the the volume-weighted average price of the underlying Common Stock for the ten trading days ending immediately prior to such date (referred to as “C” in the equation below) and the Company shall promptly issue additional shares of Common Stock to each person who was an original signatory to this Subscription Agreement still holding shares issued pursuant to this Subscription Agreement (where “A” equals the number of shares held at that time) so that the total number of shares issued pursuant hereto shall equal the number of shares calculated pursuant to the following equation (such adjustment, a “Dilution Adjustment”):

A x B ÷ C

Such Dilution Adjustment shall be made successively whenever such an issuance is made. Notwithstanding the foregoing, this Section 17 shall not apply in respect of an Exempt Issuance (as defined below). No adjustment shall be made hereunder which would require any Subscriber to surrender any shares of Common Stock to the Company.

(b) For the purposes of this Agreement, “Common Stock Equivalent” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c) For the purposes of this Agreement, “Exempt Issuance” means the issuance of (A) shares of Common Stock options or similar awards to employees, officers, consultants or directors of the Company pursuant to any equity incentive plan of the Company, (B) securities upon the exercise or exchange of or conversion of any Securities issued hereunder or upon the acceptance of any subscription agreement substantially similar hereto on or before November 30, 2012, (C) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement included in the Company’s reports filed with the Securities and Exchange Commission, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities below $0.35 per share (adjusted as above), and (D) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation of all or substantially all of the assets, securities or business division of another entity so long as such issuances are not for the principal purpose of raising capital.

18. This Subscription Agreement is made under, shall be construed in accordance with, and shall be governed by the laws of the State of New York, without regard to conflicts of laws principles.

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IN WITNESS HEREOF, the parties hereto have entered into this Subscription Agreement as of the date set forth above.

COMPANY

ENSERVCO CORPORATION

By: _____________________
Rick D. Kasch, President

(Investor)

Date: __________________, 2012
By: _____________________________
Address of Investor	Name:___________________________
__________________________	Title: ____________________________
__________________________
__________________________	Tax ID #:_________________________

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Please indicate by your initials each of the following categories in which you qualify as an accredited investor:

An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Employee Retirement Income Security Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are otherwise accredited investors.	___ ___

A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Securities.

A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.		A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or a partnership (in each case not formed for the specific purpose of acquiring the Securities) with total assets in excess of $5,000,000.	___

An insurance company as defined in Section 2(13) of the Act.

An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

A natural person whose net worth, individually or jointly with spouse, exceeds $1,000,000 at this time (excluding the value of that person's primary residence and excluding any debt up to (and not exceeding) the value of the residence, but adding back any debt incurred within 60 days of this subscription unless incurred in connection with the purchase of the primary residence).	___

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

A natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current calendar year.	___

Any entity in which all the equity owners are accredited investors (i.e., by virtue of their meeting any of the other tests for an “accredited investor”).

Any director or executive officer of the Company.